EXHIBIT


                 [LETTERHEAD OF BERKOWITZ DICK POLLACK & BRANT]




                          May 9, 2000





Mr. Robert Aubell, President
Allnetservices.com Corp.
3650 Coral Ridge Drive
Suite 101
Coral Springs, Florida 33065



Dear Mr. Aubell:

         This is to confirm that the client-auditor relationship between Allnetservices.com Corp. (Commission file Number 000-30108) and Berkowitz Dick Pollack & Brant LLP has ceased.



                                    Sincerely,


                                    /s/ Berkowitz Dick Pollack & Brant LLP
                                    --------------------------------------------
                                    Berkowitz Dick Pollack & Brant LLP


cc:    Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 9-5
       450 Fifth Street, N.W.
       Washington, D.C. 20549